Certification Pursuant to Sections 906 of the Sarbanes-Oxley  Act  of  2002

Pursuant  to  Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and
(b) of Section 1350, Chapter 63 or Title 18, United States Code), each of the undersigned officers of Go Online Networks Corporation (the "Company") does hereby certify, to such officer's knowledge, that:

The Quarterly Report on Form 10-QSB for the three month period ended March 31, 2004 of the Company fully complies, in all material respects, with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and information contained in the Form 10-QSB fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 or other document authentications, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided by Go Online Networks Corporation and will be retained by Go Online Networks Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

                                   /s/ Joseph M. Naughton
                                   Joseph M. Naughton
                                   Chief  Executive  Officer

                                   /s/ Joseph M. Naughton
                                   Joseph M. Naughton
                                   Chief  Financial  Officer

June 15, 2004